Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:10 PM 06/12/2007
FILED 02:10 PM 06/12/2007
SRV 070698424 — 4369773 FILE
CERTIFICATE OF FORMATION
OF
CVR SPECIAL GP, LLC
     This Certificate of Formation, dated June 12, 2007, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.
     3. Name. The name of the limited liability company is CVR SPECIAL GP, LLC.
     4. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
          1209 Orange Street
          Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
          The Corporation Trust Company
          1209 Orange Street
          Wilmington, Delaware 19801
     EXECUTED, as of the date written first above.

By:	/s/ E. Ramey Layne
E. Ramey Layne
Authorized Person